Exhibit 99.1

CuriosityStream Delivers Record Q2 Earnings as Licensing Momentum Drives $8.9 million in Net Income and $11.4 million in Adjusted EBITDA; Raises Full-Year Outlook

▪Raised full year guidance for both revenue and adjusted EBITDA
▪Revenue of $23.2 million, up 22% or $4.2 million
▪Licensing revenue of $14.1 million, up 48%, driven by new partnerships
▪Record net income of $8.9 million, up 1,033% or $8.1 million
▪Record Adj. EBITDA of $11.4 million, up 276% or $8.3 million
▪EPS of $0.15 per share
▪Continued return of capital to shareholders through share repurchases and cash dividend of $0.085
SILVER SPRING, Md. (August 12, 2026) – CuriosityStream Inc. (NASDAQ: CURI), a global factual entertainment company, today announced its financial results for the quarter ended June 30, 2026. In addition, the Company’s Board of Directors declared the Company's third quarter cash dividend of $0.085 per share, payable on September 18, 2026, to stockholders of record on September 4, 2026.
“Curiosity delivered a record second quarter, demonstrating the earnings power of our differentiated content and data corpora and our efficient operating model,” said Clint Stinchcomb, CuriosityStream’s President and CEO. “Licensing revenue reached $14.1 million, supported by new partnerships across traditional media and AI training, while our gross margin expanded to 73%. The combination of strong licensing execution, sturdy subscription revenue and continued cost discipline drove record net income of $8.9 million and record adjusted EBITDA of $11.4 million.”

“This was our sixth consecutive quarter of positive adjusted EBITDA, and we believe we are still in the early stages of realizing the full value of our IP," Stinchcomb continued. "We continue to expect a significant step-up in revenue and cash flow in 2026 compared with 2025 from our subscription and licensing efforts. Our licensing opportunity is built on three pillars: video licensing to traditional media; audio and video licensing for AI training; and private code licensing for AI training. With a robust pipeline we are raising our full-year revenue and adjusted EBITDA outlook while continuing to invest in growth and return capital to shareholders through dividends."
Second Quarter 2026 Financial Results
•Revenue of $23.2 million, compared to $19.0 million in the second quarter of 2025;
•Gross profit of $16.9 million or 72.8% gross margin, compared to $10.1 million or 53.4% gross margin in the second quarter of 2025;
•Record net income of $8.9 million compared to a net income of $0.8 million in the second quarter of 2025.
•Record adjusted EBITDA of $11.4 million, an increase of $8.3 million, compared to Adjusted EBITDA of $3.0 million in the second quarter of 2025, and the sixth sequential quarter of positive EBITDA;
•Reduced operating expenses by $4.5 million, or 24.1%, compared to the second quarter of 2025;

•Net cash used in operating activities of $3.0 million for the six months ended June 30, 2026, compared to net cash provided by operating activities of $4.7 million for the six months ended June 30, 2025;
•Paid an ordinary dividend of $5.0 million and repurchased nearly $0.6 million in common shares; and
•Cash, restricted cash and held-to-maturity securities balance of $10.9 million and no debt as of June 30, 2026.

Second Quarter 2026 Business Highlights
•Licensed thousands of hours of traditional premium video to over 25 public broadcasters, streamers, paytv and digital first distributors;
•Premiered Independence Dawn, new season of Butterfly Effect and over 160 films and series to SVOD and Paytv subscribers;
•Licensed millions of tokens of code for AI training, reinforcement learning and evaluation;
•Private code corpus of more than 880 billion tokens now available for virtually all aspects of AI training;
•Licensed thousands of hours of synchronized multi-camera action sequences to a leading video research lab to train models on advanced video editing workflows;
•Licensed 40,000 segment High Dynamic Range (HDR) dataset;
•Seventh straight quarter of expanded data and video licensing partnerships for AI training, having now built a differentiated content library of rights to over three million hours of video and audio across multiple genres;
•New subscription launches in Mexico and US with Apple, Sling, Dish and other partners; and
•Continued enhancements in payments, billing and processing. May 2026 was the Company's best month in history for retention of involuntary churn.

Financial Outlook
CuriosityStream expects the following for the second half and full year of 2026:
•Second-half 2026 revenue in the range of $38 - $41 million, and full-year 2026 revenue in the range of $77 - $82 million.
•Second-half 2026 Adjusted EBITDA1 in the range of $6 - $10 million, and full-year 2026 Adjusted EBITDA1 in the range of $18 - $22 million.
•December 31, 2026, cash and investments2 balance in the range of $17 - 22 million.
1 See Non-GAAP Financial Measures below.
2 Cash and investments consist of financial instruments, including cash and cash equivalents, restricted cash, investments in debt and other securities, and investments in equity method investees.
Conference Call Information
CuriosityStream will host a Q&A conference call today to discuss the Company’s second quarter 2026 results at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). A live audio webcast of the call will be available on the CuriosityStream Investor Relations website at https://investors.curiositystream.com. Participants may also dial-in toll free at (877) 407-9716 or International at (201) 493-6779 and reference conference ID# 13758750. An audio replay of the conference call will be available for two weeks following the call on the CuriosityStream Investor Relations website at https://investors.curiositystream.com.

Forward-Looking Statements
Certain statements in this press release may be considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not limited to, CuriosityStream’s expectations or predictions of future financial or business performance or conditions, consumers’ valuation of factual content, and the Company’s continued success. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “predicts” or “intends” or similar expressions. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. Certain of these risks are identified and discussed under “Risk Factors” in CuriosityStream’s Annual Report on Form 10-K for the year ended December 31, 2025, that CuriosityStream filed with the Securities and Exchange Commission (the “SEC”) on March 12, 2026, and in CuriosityStream’s other SEC filings. These risk factors are important to consider in determining future results and should be reviewed in their entirety.
Forward-looking statements are based on the current belief of the management of CuriosityStream, based on currently available information, as to the outcome and timing of future events, and involve factors, risks, and uncertainties that may cause actual results in future periods to differ materially from such statements. However, there can be no assurance that the events, results or trends identified in these forward-looking statements will occur or be achieved. Forward-looking statements speak only as of the date they are made, and CuriosityStream is not under any obligation, and expressly disclaims any obligation to update, alter or otherwise revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Readers should carefully review the statements set forth in the reports that CuriosityStream has filed or will file from time to time with the SEC.
In addition to factors previously disclosed in CuriosityStream’s reports filed with the SEC and those identified elsewhere in this communication, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: (i) risks related to CuriosityStream’s ability to maintain and develop new and existing revenue-generating relationships and partnerships or to significantly increase CuriosityStream's subscriber base and retain customers; (ii) the effects of pending and future legislation; (iii) risks of the internet, online commerce and media industry; (iv) the highly competitive nature of the internet, online commerce and media industry and CuriosityStream’s ability to compete therein; (v) litigation, complaints, and/or adverse publicity; and (vi) privacy and data protection laws, privacy or data breaches, or the loss of data.
Non-GAAP Financial Measures
To supplement our unaudited consolidated statement of operations, which is prepared in accordance with GAAP, we present Adjusted EBITDA and Adjusted Free Cash Flow in this press release. Our use of non-GAAP financial measures, such as Adjusted EBITDA and Adjusted Free Cash Flow, has limitations as an analytical tool, and these measures should not be considered in isolation or as a substitute for analysis of financial results as reported under GAAP.
The Company is not able to provide expectations of net cash generated from operating activities, the closest comparable GAAP measure to Adjusted Free Cash Flow (a non-GAAP measure), on a forward-looking basis. The Company is unable to predict without unreasonable costs and efforts the ultimate amounts of certain cash receipts and outlays because, in part, such items may have not yet occurred, are out of the Company’s control and/or cannot be reasonably predicted. These items are further described in the reconciliation tables and related descriptions below. Further, these items are uncertain, depend on various factors and could be material to the Company’s results computed in accordance with U.S. GAAP.

We use these non-GAAP financial measures in conjunction with financial measures prepared in accordance with GAAP for planning purposes, including in the preparation of our annual operating budget, as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. These measures provide consistency and comparability with past financial performance, facilitate period-to-period comparisons of core operating results, and also facilitate comparisons with other peer companies, many of which use similar non-GAAP financial measures to supplement their GAAP results. In addition, Adjusted EBITDA and Adjusted Free Cash Flow are widely used by investors and securities analysts to measure a company’s operating performance. We exclude the following items from net income to calculate Adjusted EBITDA: interest and other income (expense), provision for income taxes, depreciation and non-content amortization, loss/(gain) on the change in fair value of our warrants, equity interests loss (gain), impairment of goodwill, intangible assets and content assets, restructuring charges and stock-based compensation. Adjusted Free Cash Flow is calculated as net cash flow used in operating activities less purchases of property and equipment, restructuring charges and nonrecurring license fees.
Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, (1) although depreciation and amortization expense are non-cash charges, the assets subject to depreciation and amortization may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; (2) Adjusted EBITDA does not reflect: (a) changes in, or cash requirements for, our working capital needs; or (b) tax payments that may represent a reduction in cash available to us; and (3) Adjusted Free Cash Flow does not reflect: (a) our cash flow available for discretionary payments; (b) our future contractual commitments (such as any debt service requirements or dividend payments); (c) funds available for investment or other discretionary uses; (d) certain capital expenditure requirements; or (e) the total increase or decrease in our cash balances for the stated period. The non-GAAP financial measures we use may be different from non-GAAP financial measures used by other companies, limiting their usefulness for comparison purposes. We compensate for these limitations by providing specific information regarding the GAAP items excluded from these non-GAAP financial measures. A reconciliation of these non-GAAP financial measures has been provided in the financial statements tables included in this press release and investors are encouraged to review the reconciliation.
About CuriosityStream Inc.
CuriosityStream Inc. (Nasdaq:CURI) is the entertainment brand for people who want to know more. The global media company is home to award-winning original and curated factual films, shows, and series covering science, nature, history, technology, society, and lifestyle. CuriosityStream is also a leading provider of AI model training datasets, leveraging one of the world's largest and most valuable rights-cleared media corpora. The company's portfolio spans millions of hours of premium video and audio, 850 billion tokens of production-grade code rich with developer context, and dozens of bespoke datasets created with proprietary content intelligence tools. CuriosityStream's data licensing partnerships enable leading technology companies to train and fine-tune generative, agentic, and physical AI systems that will power the next era of infrastructure and enterprise capabilities.
CuriosityStream also reaches millions of subscribers worldwide, operating the flagship Curiosity Stream SVOD service; Curiosity Channel, the linear television channel available via global distribution partners; Curiosity University, featuring talks from the best professors at the world's most renowned universities as well as courses, short and long-form videos, and podcasts; Curiosity Now, Curiosity History, Curiosity Animals, Curiosity Explora, and other free, ad-supported channels; Curiosity Audio Network, with original content and podcasts; and Curiosity Studios, which oversees original programming. For more information, visit CuriosityStream.com.
Contacts:
CuriosityStream Investor Relations
Brett Maas
IR@CuriosityStream.com

CuriosityStream Inc.
Condensed Consolidated Balance Sheets

(unaudited and in thousands)	June 30, 2026	December 31, 2025

Assets
Current assets
Cash and cash equivalents	$5,379	$18,318
Restricted cash	60	60
Short-term investments in debt and other securities	1,496	8,966
Accounts receivable, net	6,402	8,893
Other current assets	2,994	1,198
Total current assets	16,331	37,435
Investments in debt securities	3,920	—
Investments in equity method investees	3,733	3,668
Property and equipment, net	341	404
Content assets, net	32,502	31,000
Licensing fee receivable, net of current portion	5,967	—
Operating lease right-of-use assets	2,605	2,763
Other assets	2,066	461
Total assets	$67,465	$75,731
Liabilities and stockholders’ equity
Current liabilities
Content liabilities	$61	$362
Accounts payable	4,316	9,449
Accrued expenses and other liabilities	8,218	12,094
Deferred revenue	8,226	8,409
Total current liabilities	20,821	30,314

Non-current operating lease liabilities	3,234	3,460
Other liabilities	1,948	470
Total liabilities	26,003	34,244
Commitments and contingencies (Note 13)
Stockholders’ equity
Common stock, $0.0001 par value – 125,000 shares authorized as of June 30, 2026, and December 31, 2025; 59,594 shares issued as of June 30, 2026 and 58,950 issued as of December 31, 2025, including 489 and 216 treasury shares; 59,105 and 58,734 shares outstanding as of June 30, 2026. and December 31, 2025, respectively.	5	5
Treasury stock	(1,122)	(251)
Additional paid-in capital	381,034	377,577
Accumulated deficit	(338,455)	(335,844)
Total stockholders’ equity	41,462	41,487
Total liabilities and stockholders’ equity	$67,465	$75,731

CuriosityStream Inc.
Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited and in thousands except per share amounts)	2026	2025	2026	2025

Revenues	$23,245	$19,012	$38,406	$34,102
Operating expenses
Cost of revenues	6,313	8,864	12,970	15,944
Advertising and marketing	1,900	3,275	5,415	6,209
General and administrative	5,852	6,393	12,385	11,390
	14,065	18,532	30,770	33,543
Operating income	9,180	480	7,636	559
Change in fair value of warrant liability	—	(79)	—	(86)
Interest and other income	101	424	311	850
Equity method investment income (loss)	35	(156)	65	(307)
Income before income taxes	9,316	669	8,012	1,016
Provision for (benefit from) income taxes	434	(115)	458	(87)
Net income	$8,882	$784	$7,554	$1,103
Net income per share
Basic	$0.15	$0.01	$0.13	$0.02
Diluted	$0.15	$0.01	$0.12	$0.02
Weighted average number of common shares outstanding
Basic	59,190	57,585	59,070	57,357
Diluted	60,607	58,745	60,534	58,489

CuriosityStream Inc.
Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
(unaudited and in thousands)	2026	2025

Cash flows from operating activities
Net income	$7,554	$1,103
Adjustments to reconcile net income to net cash (used in) provided by operating activities
Change in fair value of warrant liability	—	86
Additions to content assets	(9,543)	(4,179)
Change in content liabilities	(301)	120
Amortization of content assets	8,041	7,113
Depreciation and amortization expenses	88	83
Bad debt expenses	48	(61)
Loss on disposal of assets	170	—
Amortization of premiums and accretion of discounts associated with investments in debt securities, net	(34)	(354)
Stock-based compensation	4,101	3,077
Equity method investment (income) loss	(65)	307
Other non-cash items	102	145
Changes in operating assets and liabilities
Accounts receivable	(3,811)	(5,190)
Other assets	(1,174)	335
Accounts payable	(5,134)	(521)
Accrued expenses and other liabilities	(2,861)	4,023
Deferred revenue	(131)	(1,376)
Net cash (used in) provided by operating activities	(2,950)	4,711

Cash flows from investing activities
Purchases of property and equipment	—	(77)
Business acquisitions	(1,954)	—
Sales of investments in debt securities	$1,000	2,000
Maturities of investments in debt securities	$6,500	17,450
Purchases of investments in debt securities	$(3,915)	(11,070)
Net cash provided by investing activities	$1,631	8,303

Cash flows from financing activities
Repurchases of common stock	(871)	—
Dividends paid	$(9,889)	(12,665)
Payments related to tax withholding	$(730)	(1,297)
Payment of debt issuance costs	$(130)	—
Net cash used in financing activities	$(11,620)	(13,962)

Net decrease in cash, cash equivalents and restricted cash	(12,939)	(948)
Cash, cash equivalents and restricted cash, beginning of period	18,378	7,951
Cash, cash equivalents and restricted cash, end of period	5,439	7,003

Supplemental non-cash operating activities:
Disposition of assets in exchange for a non-cash receivable in connection with the Curiosity Brands, LLC transaction	$250	$—

Supplemental disclosure:
Income tax refunds received, net of payments	$12	$84
Cash paid for operating leases	$(290)	$(235)

CuriosityStream Inc.
Reconciliation from Net Income to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited and in thousands)	2026	2025	2026	2025

Net Income	$8,882	$784	$7,554	$1,103
Change in fair value of warrant liability	—	79	—	86
Interest and other income	(101)	(424)	(311)	(850)
Provision for (benefit from) income taxes	434	(115)	458	(87)
Equity method investment income (loss)	(35)	156	(65)	307
Depreciation and amortization[1]	47	42	88	83
Restructuring[2]	—	13	—	36
Other nonrecurring[3]	281	273	452	366
Stock-based compensation	1,860	2,214	4,101	3,077
Adjusted EBITDA	$11,368	$3,022	$12,277	$4,121
[1] Amounts do not include amortization of content assets.
[2] Consists primarily of severance and other costs associated with ongoing workforce optimization.
[3] Consists of nonrecurring license, risk mitigation expenses, and loss on asset disposal associated with the Curiosity Brands transaction.

CuriosityStream Inc.
Reconciliation from Net Cash Flow provided by Operating Activities to Adjusted Free Cash Flow

	Three Months Ended June 30,		Six Months Ended June 30,
(In thousands)	2026	2025	2026	2025

Net cash flow provided by operating activities	$(4,160)	$2,789	$(2,950)	$4,711
Purchases of property and equipment	$—	—	—	(77)
Restructuring payments[1]	—	13	—	59
Other nonrecurring payments[2]	105	59	170	174
Adjusted Free Cash Flow	$(4,055)	$2,861	$(2,780)	$4,867
[1] Consists primarily of severance and ongoing workforce optimization.
[2] Consists primarily of payments related to risk mitigation efforts.